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Exhibit 3.22

ARTICLES OF INCORPORATION

OF

DEFENSE TECHNOLOGY INCORPORATED

        We hereby associate to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia and to that end set forth the following:

        1.    Name:    The name of the Corporation is DEFENSE TECHNOLOGY INCORPORATED.

        2.    Purpose:    The purpose or purposes for which the Corporation is organized is the transaction of any and all lawful business not required to be specifically stated in these Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act.

        3.    Authorized Shares:    The aggregate number of shares which the Corporation shall have the authority to issue shall be Ten Thousand (10,000), which shall consist of two (2) classes of Common Stock designated as Class A Common and Class B Common. The number of Class A Common shares authorized is 5,000 shares, and the number of Class B Common shares authorized is 5,000 shares. The voting powers for the election of directors and for all other purposes shall be vested exclusively in the Class A Common stock. Shares of Class B Common shall not have voting rights. Both Class A Common and Class B Common shall 5F-entitled to receive the net assets of the corporation upon dissolution.

        4.    Registered Office and Agent:    The post office address of the initial registered office is 3867 Plaza Drive, Fairfax, Virginia 22030. The name of the city in which the initial registered office is located is Fairfax. The name of its initial registered agent is Joseph A. Barsanti, Esq., who is a resident of Virginia, and whose business office is the same as the registered office of the corporation, and who is a member of the Virginia State Bar.

        5.    Initial Directors:    The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as the initial directors are as follows:

Name	Address
Ronald Edward DiMambro	7500 Bobedge Drive Gainesville, VA 22065
F. Stuart Hodgson	P.O. Box 150 Edgewater, MD 21037
John Stephen Fedor	3118 Catrina Lane Annapolis, MD 21403

        6.    Indemnification of Directors, Officers, Employees and Agent:    The corporation shall indemnify an individual against liability, who has at any time served or serves as a director or officer of the Corporation and is made a party to a proceeding, because he is or was a director, officer, employee or agent of the Corporation, if he (a) conducted himself in good faith, and (b) believed his conduct to be in the best interests of the Corporation or at least not opposed to its best interests, or (c) had no reasonable cause to believe his conduct' was unlawful.

        The Corporation shall not indemnify an individual against liability in connection with any proceeding in which he is adjudged—liable to the Corporation or in which it is charged that personal benefit was improperly received by him, whether or not the action was performed in official capacity.

        7.    Preemptive Rights:    Stockholders of the Corporation shall not have the preemptive right to acquire unissued shares of stock of the Corporation.

        8.    All Powers:    The powers of the incorporators shall terminate upon issuance of the certificate of incorporation

        WITNESS the following signature this 12th day of July, 1988.

/s/ Ronald Edward DiMambro Ronald Edward DiMambro, Incorporator
/s/ F. Stuart Hodgson F. Stuart Hodgson, Incorporator
/s/ John Stephen Fedor John Stephen Fedor, Incorporator

 ARTICLES OF AMENDMENT
OF
DEFENSE TECHNOLOGY INCORPORATED

        1.     The name of the corporation is Defense Technology Incorporated.

        2.     Article I as found in the Articles of Incorporation shall be amended as follows:

    The name of the corporation is DTI ASSOCIATES, INC.

        3.     The foregoing amendment was adopted on May 13, 1997.

        4.     The amendment was adopted by the unanimous consent of the shareholders.

        The undersigned President of the corporation declares that the facts herein stated are true as of May 13, 1997.

Defense Technology Incorporated
By:	/s/ John S. Fedor John S. Fedor, President

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  Exhibit 3.22
ARTICLES OF INCORPORATION OF DEFENSE TECHNOLOGY INCORPORATED
ARTICLES OF AMENDMENT OF DEFENSE TECHNOLOGY INCORPORATED